UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 10, 2017, Cohen & Company, LLC (formerly IFMI, LLC), a subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), issued to DGC Family Fintech Trust (the “DGC Trust”), a trust established by Daniel G. Cohen, a convertible senior secured promissory note in the aggregate principal amount of $15,000,000 (the “Note”). Daniel G. Cohen is the Chairman of the Company’s Board of Directors and of the Board of Managers of Cohen & Company, LLC, President and Chief Executive of the Company’s European Business.

The Note was originally scheduled to mature on March 10, 2022. In accordance with the terms and conditions of the Note, effective on March 10, 2022, Cohen & Company, LLC exercised its right under the Note to extend the maturity date thereof from March 10, 2022 to March 10, 2023.

As previously disclosed, the Note accrues interest at a rate of 8% per year, payable quarterly. Further, upon the occurrence or existence of any Event of Default under the Note, the outstanding principal amount is immediately accelerated in certain limited instances and may be accelerated in all other instances upon notice by the holder of the Note to Cohen & Company, LLC.  Upon the occurrence of any Event of Default under the Note and for so long as such Event of Default continues, all principal, interest and other amounts payable under the Note will bear interest at a rate equal to 9% per year. The Note may not be prepaid in whole or in part prior to the maturity date without the prior written consent of the holder thereof (which may be granted or withheld in its sole discretion).   The Note is secured by the equity interests held by Cohen & Company, LLC in all of its subsidiaries. All or any portion of the outstanding principal amount of the Note may be converted at any time by the holder thereof into units of membership interests of Cohen & Company, LLC (“Units”) at a conversion rate equal to $1.45 per Unit, subject to customary anti-dilution adjustments. Units not held by the Company may, with certain restrictions, be redeemed and exchanged into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), on a ten-for-one basis. Therefore, the Note can be converted into Units and then redeemed and exchanged into Common Stock at an effective conversion price of $14.50.

A full description of the Note as amended by Amendment No. 1 thereto can be found in the Company’s Forms 8-K filed with the Securities and Exchange Commission on March 10, 2017 and September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: March 10, 2022	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer